Exhibit 99.1

NOT FOR PROMOTIONAL USE Key Highlights 3 • Proprietary AMPPLIFY™ drug delivery technology to enhance delivery to target tissues of the eye • IP protection for AMPPLIFY technology and products through 2033 AMPPLIFY TM Technology • Approved by FDA in August 2018 with U.S. launch in January 2019 • FIRST & ONLY post - surgical steroid with class - leading combination of powerful efficacy, safety profile comparable to vehicle, and BID dosing • In 2019, generated over 127k TRxs and 8.6% branded NRx market share, and achieved 75% Commercial coverage and 23% Part D coverage INVELTYS ® EYSUVIS TM (KPI - 121 0.25%) for Dry Eye Disease • Potential preferred Rx therapy for Dry Eye flares • STRIDE 3 Phase 3 trial expected to be fully enrolled this week and remains on track for topline data in 1Q2020 Corporate Highlights • Well capitalized with cash of $85.4 million as of December 31, 2019 • Existing cash resources, together with projected INVELTYS revenue, expected to fund operations at least through 1Q2021